Exhibit 10.12

AGREEMENT

THIS AGREEMENT is made as of September 18, 2007 among True North Energy Corporation, a Nevada corporation (the “Parent”), ICF Energy Corporation, a Texas corporation (the “Company”), Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV II, Corp. (“Valens Offshore” and together with Valens US, each a “Valens Entity” and collectively the “Valens Entities”).

WHEREAS, the Company has issued to each Valens Entity a Common Stock Purchase Warrant (as amended, modified or supplemented from time to time, each a “Warrant” and collectively the “Warrants”) to each Valens Entity to purchase up to 10% (in the aggregate for the Valens Entities) of the common stock of the Company (subject to increase and adjustment as set forth therein).

WHEREAS, the Valens Entities have made a loan to the Company in the aggregate principal amount of $3,750,000 on even date hereof (the “Loan”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Shareholders Agreement. Forthwith following the exercise of each Warrant in whole or in part pursuant to Section 1.1 of such Warrant, each of the Company and Valens Entity which exercised such Warrant agree to negotiate in good faith the terms of a shareholders agreement mutually agreeable to the then shareholders of the Company, which such shareholder agreement shall remain in effect until each Valens Entity shall no longer hold any equity interest in the Company whether in the form of stock, warrants, options or otherwise and which such shareholder agreement shall include, without limitation, (a) such matters commonly provided for in a shareholders agreement, such as governance and transfer restrictions and (b) each Valens Entity’s required consent to any of the Designated Actions (as hereafter defined). Upon the execution of the aforementioned shareholder agreement, the existence of such agreement shall be noted conspicuously on the stock certificate of all outstanding shares of the Company’s common stock and any then outstanding certificates shall be recalled and substitute certificates that comply with this requirement shall be reissued. For purposes hereof, the term “Designated Actions” shall have the meaning set forth on Schedule A hereto.

2.
Term of Agreement. This Agreement shall be effective for so long as any Valens Entity holds a Warrant or any portion thereof or any shares of the Company’s common stock acquired upon the exercise of any Warrant in whole or in part; provided that this Agreement shall terminate on the date on which each Valens Entity shall no longer hold any equity interest in the Company whether in the form of stock, warrants, options or otherwise .

3.	Governing Law. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York.

4.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by sending a scanned copy by electronic mail shall be deemed an original signature hereto.

[The Balance of This Page Intentionally Blank.
Signature Page Follows.]

TRUE NORTH ENERGY CORPORATION

By:	/s/ John I. Folnovic
Name:
Title:

ICF ENERGY CORPORATION

By:	/s/ John I. Folnovic
Name:
Title:

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Eugene Grin
Name: Eugene Grin
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Eugene Grin
Name: Eugene Grin
Title: Authorized Signatory

SCHEDULE A

DESIGNATED ACTIONS

The Company shall not (and Parent shall not cause Company to) implement or effect (or otherwise resolve or agree to implement or effect) any of the following actions without the prior written approval of each Valens Entity (which approval shall not be unreasonably withheld):

(a)	make any distribution of any nature (including repayment of loans) to any person.

(b)	sell or dispose of any assets or property, other than in the ordinary course of business consistent with past practice;

(c)
establish, acquire or otherwise become an equity holder (including, for greater certainty, a holder of securities convertible into equity) in any corporate entity or any partnership, equity joint venture or similar arrangements;

(d)	enter into any transactions outside the ordinary course with officers, directors or employees or members of their families or other persons with whom they do not act at arm’s length;

(e)	enter into (other than in the ordinary course to fund working capital needs) or materially modify any credit facility;

(f)	create any mortgage, lien, charge or other form of encumbrance with respect to any of its assets;

(g)	materially alter the fundamental nature of its business or otherwise engage in other businesses or activities that are not incidental to the businesses or activities presently undertaken by it;

(h)	enter into any agreement with any third party except in the ordinary course of business;

(i)
issue or sell any capital stock of, or any rights, warrants or securities convertible into or exercisable or exchangeable for any capital stock of, Company, including by way of initial public offering;

(j)	wind up, dissolve or liquidate;

(k)	continue under the laws of a jurisdiction other than the jurisdiction under which it was formed;

(l)	change its fiscal year;

(m)	amend its articles or by-laws;

(n)	merge the Company with or into any other company;

(o)	take any action which would make it impossible to carry on the ordinary business of the Company;

(p)	take any action which would place the Company into bankruptcy; or

(q)	appoint or replace any outside accountants and/or auditors.

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